EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 30, 2010, relating to the consolidated financial statements of PLC Systems Inc. and subsidiaries for the year ended December 31, 2009, included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 33-95168, 333-51547, 333-37814, 333-48706, 333-51136, 333-57752, 333-91430, 333-106100, 333-127770 and 333-153535).

/s/ Caturano and Company, Inc.

Caturano and Company, Inc. (formerly Caturano and Company, P.C.)

Boston, Massachusetts

March 29, 2011